Exhibit 10

                           MGIC INVESTMENT CORPORATION
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1.  Purpose

            The purpose of the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to promote the best interests of MGIC Investment Corporation, a Wisconsin corporation (together with any successor thereto, the "Company"), and its shareholders by providing a means to attract and retain directors of the highest capabilities who are not employees of the Company or of any Affiliate (as defined below) and to provide such directors with an opportunity to defer and convert all or any portion of their compensation for services as a member of the Board of Directors of the Company into share units representing an investment in shares of Common Stock of the Company and/or an interest-bearing account for payment upon death, disability, termination of services or designated distribution date.


Section 2.  Definitions

            As used in the Plan, the following terms shall have the respective meanings set forth below:

            (a) "Administrator" shall mean the Secretary of the Company or such other person or persons as the Board of Directors of the Company may designate to administer the Plan.

            (b) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

            (c) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

            (d) "Common Stock" shall mean the common stock, $1.00 par value, of the Company.

            (e) "Company" is defined in Section 1 hereof.

            (f) "Compensation" shall mean those fees paid by the Company to Non-Employee Directors for services rendered on the Board of Directors of the Company or any committee of such Board, including attendance fees, fees for acting as committee chair or member, as well as annual retainer fees.

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            (g) "Disability" shall mean disability as set forth in Section
22(e)(3) of the Internal Revenue Code of 1986, as amended.

            (h) "Distribution Date" shall mean the earliest to occur of the following events:

                        (i) The Non-Employee Director's death.

                        (ii) The Non-Employee Director's Disability.

                        (iii) The termination of the Non-Employee Director's
            service as a member of the Board of Directors of the Company, whether by retirement or otherwise.

                        (iv) The date (if any) specified by the Non-Employee
            Director in accordance with Section 10 hereof.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            (j) "Interest-Bearing Account" is defined in Section 8 hereof.

            (k) "Non-Employee Director" is defined in Section 5 hereof.

            (l) "Notice" is defined in Section 6(a) hereof.

            (m) "Plan" is defined in Section 1 hereof.

            (n) "Plan Year" shall mean the calendar fiscal year of the Company.

            (o) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

            (p) "Share Account" is defined in Section 7(a) hereof.

Section 3.  Administration

            The Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, the Administrator shall have full power and authority to interpret the Plan, to prescribe, amend or rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Plan shall be construed so that transactions under the Plan will be exempt from Section 16(b) of the Exchange Act. Unless otherwise expressly provided in the Plan, all determinations, interpretations and other decisions by the Administrator shall be final, conclusive and binding on all persons.



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Section 4.  Share Units Subject to Plan

            The maximum number of share units (representing shares of Common Stock) that may be issued under the Plan shall be 80,000/1 units, subject to adjustment upon changes in the capitalization of the Company as provided Section 7(d) hereof. Any deferral which would cause such number to exceed 80,000 share units shall be credited to the Interest-Bearing Accounts.

Section 5.  Eligibility

            Any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate (a "Non-Employee Director") is eligible to participate in the Plan.

Section 6.  Election to Defer Compensation

            (a) Each Non-Employee Director may elect to defer all or any portion of his or her Compensation for services rendered during all Plan Year quarters commencing on the first day of the Plan Year quarter following the date of such Non-Employee Director's Notice. Any such deferral election shall be made by written notice to the Company in substantially the form attached hereto as Exhibit A ("Notice"). In the Notice, the Non-Employee Director shall indicate whether the amount to be deferred shall be (i) converted into share units and credited to a Share Account as provided in Section 7 hereof, (ii) credited to an Interest-Bearing Account as provided in Section 8 hereof, or (iii) credited to a combination of both accounts.

            (b) A deferral election (including, without limitation, the amount deferred as specified in each Non-Employee Director's Notice) is irrevocable and will remain in effect as to all future Plan Year quarters and deferred amounts until a Non-Employee Director submits an amended Notice to the Company and such new irrevocable election or revocation becomes effective. Any amended Notice shall be effective with respect to Compensation earned on and after the first day of the Plan Year quarter beginning after the date of the amended Notice.

Section 7.  Bookkeeping Share Unit Accounts

            (a) The Company shall establish and maintain a bookkeeping share unit account ("Share Account") for each Non-Employee Director participating in the Plan. The Share Account shall reflect all entries required to be made pursuant to the

--------
  1 Reflects adjustments for two-for-one stock splits in December, 1993 and June, 1997.

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Non-Employee Director's Notice and amended Notices, if any, and pursuant to this
Plan.

            (b) At the end of each Plan Year quarter, a Non-Employee Director's Share Account shall be credited with a number of share units equal to (i) the portion of the Non-Employee Director's Compensation deferred for such quarter designated in his or her then effective Notice to be converted into share units divided by (ii) the closing price per share of the Common Stock on the New York Stock Exchange on the last trading day of such quarter. Non-Employee Directors shall have no rights as stockholders of the Company with respect to share units credited to their Share Accounts.

            (c) Whenever cash dividends or other distributions are paid by the Company on its outstanding Common Stock, there shall be credited to each Non-Employee Director's Share Account additional share units equal to (i) the aggregate dividend or distribution that would be payable on a number of outstanding shares of Common Stock equal to the number of share units in such Non-Employee Director's Share Account on the record date for the dividend divided by (ii) the closing price per share of the Common Stock as reported on the New York Stock Exchange on the last trading day immediately preceding the date of payment of the dividend.

            (d) The number of share units credited to each Non-Employee Director's Share Account shall be adjusted as appropriate in the event of any changes in the outstanding Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of stock or other similar corporate change.

Section 8.  Interest-Bearing Accounts

            (a) The Company shall establish and maintain a bookkeeping interest-bearing account ("Interest-Bearing Account") for each Non-Employee Director participating in the Plan. The Interest-Bearing Account shall reflect all entries required to be made pursuant to the Non-Employee Director's Notice and amended Notices, if any, and pursuant to this Plan.

            (b) At the end of each Plan Year quarter, a Non-Employee Director's Interest-Bearing Account shall be credited with the portion of the Non-Employee Director's Compensation deferred for such quarter designated in his or her then effective Notice to be credited to his or her Interest-Bearing Account. A Non-Employee Director's Interest-Bearing Account balance at the beginning of each Plan Year quarter shall also be credited at the end of such quarter with interest for the quarter at a rate equal to the Six Month U.S. Treasury Bill Rate determined at the closest preceding January 1 or July 1 of each year.

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Section 9.  Account Transfer

            A Non-Employee Director may not transfer or convert a Share Account to an Interest-Bearing Account or vice versa. Notwithstanding the above or anything in this Plan to the contrary, a Non-Employee Director who has previously deferred Compensation under a Deferred Director Fee Agreement with the Company may elect to convert all or any portion of such previously deferred Compensation into share units, and thereby credit his or her Share Account, by submitting to the Company a written transfer election in substantially the form attached hereto as Exhibit B during the period beginning on the day following public release of financial results for the quarter ending September 30, 1993 and ending on the twentieth day following such date. All amounts previously deferred under the Deferred Director Fee Agreement not so converted into share units will be transferred and credited to the Non-Employee Director's Interest-Bearing Account under this Plan.

Section 10. Distributions

            (a) A Non-Employee Director may designate on his or her initial Notice a Distribution Date for the commencement of payment of amounts credited to his or her Share Account and Interest-Bearing Account; provided, however, that any Distribution Date elected by a Non-Employee Director shall not be effective until the first day of the month coincident with or following the date that is six months after the initial Notice or amended Notice, as the case may be. All Distribution Date elections made by Non-Employee Directors are irrevocable and shall remain in effect until another irrevocable Distribution Date election becomes effective.

            (b) A Non-Employee Director shall direct in his or her initial Notice whether distributions of the amount(s) accumulated in his or her Share Account and/or Interest-Bearing Account are to be made in (i) a lump sum, payable on the first business day of the calendar month following the applicable Distribution Date, or (ii) up to ten (10) annual installments commencing on the first business day of the calendar month following the applicable Distribution Date and continuing on the appropriate number of consecutive anniversaries of such date. If a Non-Employee Director receives distributions on an installment basis, amounts remaining in his or her Share Account and/or Interest-Bearing Account before payment in full is completed shall continue to be credited, as appropriate, with (i) additional share units in the event cash dividends are paid by the Company and shall be appropriately adjusted in the event of any changes in the outstanding Common Stock in accordance with Sections 7(c) and 7(d), respectively, hereof and/or (ii) interest in accordance with Section 8(b) hereof.

            (c) All distributions made pursuant to the Plan shall be made in cash and, if appropriate, will be deemed to be made from the Share Accounts and the Interest-Bearing Accounts pro rata. If a Non-Employee Director has elected that some or all of his or her deferred Compensation be converted into share units as provided in Section 7 hereof, then the Company shall pay on the applicable date an amount in cash equal to the average of the closing price per share of the Common Stock on the New York Stock Exchange for the five (5) consecutive trading days immediately preceding


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the date of distribution multiplied by the number of share units (i.e., shares of Common Stock since each unit represents one share) that would be otherwise distributable.

            (d) A Non-Employee Director may amend the method by which distributions are made under this Section 10 and Part III of the Notice by submitting an amended Notice to the Company.

            (e) If the Distribution Date is the first day of the month following the Non-Employee Director's death or a fixed date which in fact occurs after the Non-Employee Director's death or if at the time of death the Non-Employee Director was receiving distributions in installments, the balance remaining in the Non-Employee Director's Share Account and/or Interest-Bearing Account shall be distributed to such beneficiary or beneficiaries as such Non-Employee Director shall have designated by an instrument in writing filed with the Company prior to the Non-Employee Director's death. All distributions to the Non-Employee Director's beneficiary or beneficiaries shall be in a lump sum and will be made as soon as practicable after the Non-Employee Director's death. In the absence of an effective beneficiary designation, the Non-Employee Director's Share Account and/or Interest-Bearing Account balance(s) shall be distributed to his or her estate.

Section 11. Amendments and Termination.

            The Board of Directors of the Company hereby reserves the right to amend this Plan from time to time and to terminate this Plan at any time without the consent of the Non-Employee Directors or their beneficiaries; provided, however, that no amendment or termination may reduce any Share Account and/or Interest-Bearing Account balance accrued on behalf of a Non-Employee Director based on deferrals already made, or divest any Non-Employee Director of rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

Section 12. General.

            (a) Assignment. Neither the Non-Employee Director, nor his or her beneficiary, nor his or her estate shall have any right or power to transfer, assign, pledge, encumber or otherwise dispose of any rights hereunder and any such attempt to assign, transfer, pledge or other conveyance shall not be recognized by the Company. The rights of a Non-Employee Director hereunder are exercisable during the Non-Employee Director's lifetime only by him or her or his or her guardian or legal representative.

            (b) Non-Employee Directors' Rights Unsecured. The right of any Non-Employee Director or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Non-Employee Director nor any beneficiary shall have any right, title or interest in or against any amount credited to his or her Share Account, his or her Interest-Bearing


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Account or any other specific assets of the Company prior to the payment thereof to such person.

            (c) Funding. This Plan is unfunded and is maintained by the Company for the purpose of providing deferred compensation to Non-Employee Directors. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director or his or her beneficiary, or any other person. The Company may authorize the creation of a trust or other arrangement to assist the Company in meeting the obligations created under the Plan. Any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of the Company hereunder shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

            (d) Withholding for Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Non-Employee Director for Federal income tax purposes with respect to any participation under the Plan, the Non-Employee Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

            (e) Costs of Administration. Costs of administration of the Plan will be paid by the Company.

            (f) Benefit Statements. The Company shall provide statements with respect to Share Accounts and/or Interest-Bearing Accounts to participating Non-Employee Directors on a periodic basis, but not less than annually, in such form and at such time as it deems appropriate.

            (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

            (h) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person and the remainder of the Plan shall remain in full force and effect.

            (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be


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deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. Effective Date of the Plan.

            The Plan shall be effective as of August 1, 1993.




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                                    Exhibit A


         NOTICE OF ELECTION TO DEFER COMPENSATION UNDER MGIC INVESTMENT CORPORATION DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

            The undersigned, being a Non-Employee Director of MGIC Investment Corporation (the "Company"), hereby elects to participate in the Company's Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan") on the terms and conditions set forth in such Plan and pursuant to the specific instructions below:

     I. Percentage of Directors' Compensation to be deferred for services rendered during all Plan Year quarters beginning after the date of this Notice. (Please list percentage of fees you wish to defer)

            A.   _____________ Annual Retainer Fee

            B.   _____________ Board and Committee Fees

     II. Percentage of Compensation deferred to be converted into share units (and credited to Share Account) and/or credited to Interest-Bearing Account. (Please specify percentages)

            A.   _____________ Share Units (Share Account)

            B.   _____________ Interest-Bearing Account

     III. Method by which Share Account and/or Interest-Bearing Account balance(s) shall be paid. (Please check one)

            A.      One lump-sum, payable on first business day of the
               |_|  calendar month following the applicable
                    Distribution Date
..

            B.      In 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 (please
                    circle one number) annual installments
                    commencing on the first business day of
               |_|  the calendar month following the applicable
                    Distribution Date and continuing on the
                    appropriate number of consecutive anniversaries of such date.

     IV. Optional designation of a Distribution Date other than death, Disability or termination of service as a member of the Board of Directors of the Company, whether by retirement or otherwise. (Please specify such other Distribution Date if you desire).

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          ______________________________

     V. Designation of Beneficiary under the Deferred Compensation Plan, if any.

            Name and Address of Beneficiary:

            ______________________________
            ______________________________
            ______________________________

     All capitalized terms used but not defined herein shall have the meanings assigned to them in the Deferred Compensation Plan.

     Made and executed as of this ____ day of ____________, 19__.


____________________________________
Director


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                                   Exhibit B*


               TRANSFER ELECTION UNDER MGIC INVESTMENT CORPORATION
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

     The undersigned, being a non-employee director of MGIC Investment Corporation (the "Company") who has previously deferred Compensation under that certain Deferred Director Fee Agreement, dated as of ___________, with the Company ("Fee Agreement"), hereby elects to convert the portion of such previously deferred compensation set forth below, into share units, and thereby credit his or her Share Account, under the Company's Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan").

     I. Percentage of Compensation previously deferred under the Fee Agreement to be converted into share units and credited to my Share Account under the Deferred Compensation Plan. (Please specify percentage)

          __________________________ Percent

     I understand and agree that all amounts deferred under the Fee Agreement not converted to share units as specified above shall be transferred and credited to my Interest-Bearing Account under the Deferred Compensation Plan.

     All capitalized terms used but not defined herein shall have the meanings assigned to them in the Deferred Compensation Plan.

     Made and executed as of this ______ day of _________________, 19___.


____________________________________
Director




*This Election is no longer applicable. It was only available for compensation which was deferred by a director before this Plan became effective.



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